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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      -------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      November 12, 1997  (November 9, 1997)
                Date of report (Date of earliest event reported)

                         MCI Communications Corporation
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             (Exact name of registrant as specified in its charter)


        Delaware                                      52-0886267
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(State of incorporation or organization)           (I.R.S. Employer
                                                    Identification No.)


1801 Pennsylvania Avenue, N.W.
         Washington DC                                   20006
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 (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: 202-872-1600



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                                     PAGE 2

Item 5.  Other Events

         On November 9, 1997, MCI Communications Corporation, a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Agreement") with WorldCom, Inc., a Georgia corporation ("WorldCom"), and TC Investments Corp., a Delaware corporation and a wholly-owned subsidiary of WorldCom ("Merger Sub"), pursuant to which the Company will merge with and into Merger Sub (the "Merger"). As a result of the Merger, (a) each outstanding share of the Company's Common Stock, par value $.10 per share (other than shares owned by WorldCom or Merger Sub or held by the Company or WorldCom, or shares of Class A Common Stock), will be converted into the right to receive that number of shares of WorldCom common stock, par value $.01 per share, equal to the quotient determined by dividing $51.00 by the average of the high and low sale prices of WorldCom common stock as reported on The Nasdaq National Market on each of the twenty consecutive trading days ending with the third trading day immediately preceding the effective time of the Merger (the "Exchange Ratio"), provided that the Exchange Ratio shall not be less than 1.2439 or greater than 1.7586; and (b) each outstanding share of the Company's Class A Common Stock (other than shares of Class A Common Stock owned by WorldCom or Merger Sub or held by the Company) shall be converted into the right to receive $51.00 in cash, without interest thereon.

     Concurrent   with  the  Agreement,   the  Company,   WorldCom  and  British
Telecommunications plc ("BT") entered into an agreement (the "Termination Agreement") whereby (i) the Agreement and Plan of Merger, dated as of November 3, 1996, as amended (the "BT Merger Agreement"), among the Company, BT and Tadworth Corporation was terminated; (ii) WorldCom agreed to pay BT $450,000,000 and expenses not in excess of $15,000,000 in connection with the plan of reorganization in order to induce BT to waive its rights under, and agree to terminate, the BT Merger Agreement; (iii) BT agreed to support and vote its shares of Class A Common Stock in favor of the Merger; and (iv) BT agreed to exercise its call option to acquire MCI's shares in Concert Communications Company immediately following the effective time of the Merger.

         Consummation of the Merger is subject to certain conditions, including receipt of the approval of the Merger and the transactions contemplated thereby by the stockholders of the Company and WorldCom and receipt of required regulatory approvals.

         The foregoing descriptions of the Agreement and the Termination Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to (i) the Agreement, a copy of which is attached as Exhibit 2 hereto; and (ii) the Termination Agreement, a copy of which is attached as Exhibit 10 hereto.



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                                     PAGE 3

Item 7.  Financial Statements and Exhibits

         (c) The following exhibits are filed with this report:

         2. Agreement and Plan of Merger dated as of November 9, 1997, among MCI Communications Corporation, WorldCom, Inc. and TC Investments Corp.

         10.   Agreement,   dated  as  of  November  9,  1997,   among   British
Telecommunications plc, MCI Communications Corporation and WorldCom, Inc.

         99. Press Release issued by MCI Communications Corporation on November 10, 1997 announcing the Merger.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCI COMMUNICATIONS CORPORATION


By:  /S/ Edward G. Freitag
    --------------------------
     Edward G. Freitag
     Assistant Secretary


Dated:  November 12, 1997


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                                  EXHIBIT INDEX


Exhibit
No.                        Description

2 Agreement and Plan of Merger dated as of November 9, 1997, among MCI Communications Corporation, WorldCom, Inc. and TC Investments Corp.

10 Agreement, dated as of November 9, 1997, among British Telecommunications plc, MCI Communications Corporation and WorldCom, Inc.

99 Press Release issued by MCI Communications Corporation on November 10, 1997 announcing the Merger.